                                                                   EXHIBIT 10.41
================================================================================



                         SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT




                     $8,000,000.00 REVOLVING CREDIT LOAN
                           $27,000,000.00 TERM LOAN
                   $5,000,000.00 LETTER OF CREDIT FACILITY


                                    AMONG


                        AMERICAN ECOLOGY CORPORATION,
                                AS THE COMPANY

                       THE SUBSIDIARIES OF THE COMPANY
                         LISTED AS GUARANTORS HEREIN


                                     AND



                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION





                          Dated as of June 30, 1996


================================================================================

                                                   TABLE  OF  CONTENTS

ARTICLE  I     DEFINITIONS; ACCOUNTING TERMS;  INTERPRETATION

         Section  1.01.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE  II    ACCOUNTING TERMS; INTERPRETATION

         Section  2.01.     The Revolving Credit Loan . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  2.02.     Advances Under the Revolving Credit Loan  . . . . . . . . . . . . . . . . . . .  13
         Section  2.03.     The Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  2.04.     Minimum Amount of Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  2.05.     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  2.06.     Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section  2.07.     Required Payments of Principal  . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section  2.08.     Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  2.09.     Method and Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  2.10.     Increased Taxes or Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE  III   LETTERS OF CREDIT

         Section  3.01.     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  3.02.     Letter of Credit Requests . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  3.03.     Repayment of Letter of Credit Drawings  . . . . . . . . . . . . . . . . . . . .  18
         Section  3.04.     Rights of Bank Regarding Letters of Credit  . . . . . . . . . . . . . . . . . .  19
         Section  3.05.     Increased Letter of Credit Costs  . . . . . . . . . . . . . . . . . . . . . . .  19
         Section  3.06.     Letter of Credit Collateral and Fees  . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV     FEE AND COMMITMENTS

         Section  4.01.     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section  4.02.     Voluntary Reduction of Commitment . . . . . . . . . . . . . . . . . . . . . . .  21
         Section  4.03.     Mandatory Reduction of Commitment . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE  V     CONDITIONS PRECEDENT

         Section  5.01.     Conditions Precedent to the Initial Credit Event  . . . . . . . . . . . . . . .  21
         Section  5.02.     Conditions Precedent to All Credit Events . . . . . . . . . . . . . . . . . . .  23


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

ARTICLE  VI    REPRESENTATIONS AND WARRANTIES

         Section  6.01.     Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  6.02.     Authorization and Validity  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  6.03.     Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  6.04.     Conflicting or Adverse Agreements or Restrictions . . . . . . . . . . . . . . .  25
         Section  6.05.     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section  6.06.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section  6.07.     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section  6.08.     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section  6.09.     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section  6.10.     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . .  26
         Section  6.11.     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section  6.12.     Tax Returns and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section  6.13.     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section  6.14.     Purpose of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section  6.15.     Franchises and Other Operating Rights . . . . . . . . . . . . . . . . . . . . .  27
         Section  6.16.     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE  VII   AFFIRMATIVE COVENANTS

         Section  7.01.     Information Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section  7.02.     Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section  7.03.     Insurance and Maintenance of Properties . . . . . . . . . . . . . . . . . . . .  30
         Section  7.04.     Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  7.05.     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  7.06.     Compliance with Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  7.07.     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  7.08.     Additional  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE  VIII  NEGATIVE COVENANTS

         Section  8.01.     Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section  8.02.     Consolidation, Merger or Sale Assets  . . . . . . . . . . . . . . . . . . . . .  32
         Section  8.03.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section  8.04.     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  8.05.     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  8.06.     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  8.07.     Change in Accounting; Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  8.08.     Minimum EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  8.09.     Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  8.10.     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         Section  8.11.     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  8.12.     Change of Certain Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE  IX    GUARANTY
         Section  9.01.     Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  9.02.     Continuing Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  9.03.     Effect of Debtor Relief Laws  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section  9.04.     Complete Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section  9.05.     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section  9.06.     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section  9.07.     Full Force and Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE  X     EVENTS OF DEFAULT AND REMEDIES

         Section  10.01.    Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section  10.02.    Primary Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section  10.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE  XI    MISCELLANEOUS

         Section  11.01.     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section  11.02.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section  11.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section  11.04.    Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section  11.05.     Indemnity and Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section  11.06.    Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section  11.07.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section  11.08.    Maximum Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section  11.09.    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . .  46
         Section  11.10.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section  11.11.    Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . .  47
         Section  11.12.    Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section  11.13.    Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section  11.14.    Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section  11.15.     Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section  11.16.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section  11.17.     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section  11.18.    Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section  11.19.    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section  11.20.    Final Agreement of the Parties  . . . . . . . . . . . . . . . . . . . . . . . .  50

List of Exhibits and Schedules:

         Exhibit  2.05A     Form of Revolving Credit Note
         Exhibit  2.05B     Form of Term Note
         Exhibit  2.05C     Form of Fee Capitalization Note
         Exhibit  7.01(c)   American Ecology Corporation Borrowing Base Certificate
         Exhibit  7.01(e)   Certificate Regarding No Default (and Status of Subsidiaries)

         Schedule  6.06     Pending Litigation
         Schedule  6.13     Environmental Compliance
         Schedule  8.03     Permitted Liens
         Schedule  8.04     Indebtedness
         Schedule  8.05     Permitted Investments

                         SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT

                 THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated effective as of June 30, 1995 (this "Agreement") is among AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereof under the caption "Guarantors" (together with each other Person (as hereinafter defined) who becomes a Guarantor pursuant to Section 7.08, collectively, the "Guarantors") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Houston, Texas (the "Bank").

                 WHEREAS, the Company and the Bank, as agent and as a Bank, entered into that one certain Amended and Restated Credit Agreement dated as of December 1, 1994 (the "Original Agreement"), which Original Agreement was a restatement of a prior agreement between the Company and the Bank, dated April 22, 1994 (the Original Agreement and the earlier agreement hereinafter collectively referred to as the "Prior Agreements"); and

                 WHEREAS, the Company has requested the Bank to renew, extend and modify the Original Agreement and make certain changes to the terms and provisions thereof; and

                 WHEREAS, the Bank has agreed to do so upon certain terms and conditions; and

                 WHEREAS, the parties wish to execute this document for the purpose of evidencing this agreement and these terms and conditions.

                 NOW THEREFORE, in consideration of the mutual covenants herein contained, the below signed parties do hereby agree to restate and replace the Original Agreement with this Agreement as follows:


                                   ARTICLE  I

                 DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

                 SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Additional Guaranties" has the meaning specified in
Section 7.08.

                 "Adjusted Net Worth" shall mean, with respect to a Guarantor, as of any date of determination thereof, the excess of (a) the amount of the present fair saleable value of the assets of such Guarantor as of the date of such determination, over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person's direct or indirect equity interest is 10% or more of the total outstanding equity interests of such Person.

                 "Agreement" has the meaning specified in the introduction to this Agreement.

                 "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean, as of a particular date, the prime rate most recently determined by the Bank and thereafter entered in the minutes of the Bank's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by it. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                 "Application For Letter of Credit" has the meaning specified in Section 3.02.

                 "Bank" has the meaning specified in the introduction to this Agreement.

                 "Bankruptcy Code" has the meaning specified in Section
10.01(e).

                 "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Borrowing Base" means an amount equal to eighty percent (80%) of the Eligible Receivables.

                 "Borrowing Base Certificate" means, as of any date, a certificate as to the Borrowing Base as of such date in the form of Exhibit 7.01(c).

                 "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas) on which the Bank is open for business in Houston, Texas.

                 "Capital Lease" means, as to any Person, any lease in respect of which the rental obligations of such Person constitute Capitalized Lease Obligations.

                 "Capitalized Expenditures" has the meaning specified in
Section 8.10.

                 "Capitalized Lease Obligations" means, as to any Person, all rental obligations of such Person which, in accordance with GAAP, are or will be required to be capitalized on the books of such Person.

                 "Cash Management and Lock Box Agreement" has the meaning specified in Section 2.09(b).

                 "Cell Development Expenditure" means all costs incurred in connection with the preparation of new sites for the purpose of storing hazardous wastes, including, without limitation, all costs for legal, engineering and construction work, direct costs of Company personnel dedicated to such purposes and other similar costs.

                 "Code" means Internal Revenue Code of 1986, and the regulations promulgated thereunder.

                 "Collateral" means all the collateral pledged to the Bank (i) pursuant to the Pledge Agreements and the Security Agreements and (ii) to secure the issuance of any Letters of Credit.

                 "Commercial Letter of Credit" means a letter of credit issued to finance the purchase or shipment of goods and payable upon presentation of appropriate documents of title and receipt in regard to said goods.

                 "Company" has the meaning specified in the introduction to this Agreement.

                 "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus Consolidated Interest Expense actually deducted in arriving at Consolidated Net Income, Deferred Site Maintenance Expense, depreciation, depletion, amortization and provision for taxes, without giving effect to any extraordinary gains or gains from sales of assets or write downs in the value of assets owned by any of the Loan Parties.

                 "Consolidated Interest Expense" means, as to the Company and its Subsidiaries and for any period, the total consolidated gross interest expense, including all amortization of debt discount and imputed interest for such period.

                 "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis.

                 "Consolidated Net Worth" means the sum of the par value or stated value of the capital stock (excluding treasury stock), capital in excess of par or stated value of shares of capital stock, retained earnings (or minus accumulated deficit) and any other account which, in accordance with GAAP, constitutes stockholders' equity, of the Company and its Subsidiaries, determined on a consolidated basis.

                 "Credit Event" means the making of any Loan or the issuance or the extension of any Letter of Credit.

                 "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                 "Deferred Site Maintenance Expense" means the amount of money allocated on the Company's consolidated statement of income to the Deferred Site Maintenance Reserve.

                 "Deferred Site Maintenance Reserve" means the amount shown on the Company's consolidated balance sheet as a reserve to be utilized in connection with closing, preparing to close and maintaining closed disposal sites.

                 "Designated Payment Date" means the last day of each month during the term hereof; provided, if in any such month a Designated Payment Date shall be a day which is not a Business Day, such Designated Payment Date shall be the next succeeding Business Day, and such extension of time shall be included in determining the amount to be paid on such date.

                 "Drawing" has the meaning specified in Section 3.03(b).

                 "Effective Date" means the date on which all conditions to borrowing set forth in Section 5.01 are first met or waived in accordance with
Section 11.01.

                 "Eligible Receivable" means all (i) billed Receivables of the Company and (ii) all unbilled Receivables of the Company as to which the work therefor has been completed, each of which meets all of the following criteria on the date of any determination of Eligible Receivables:

                 (a) the Receivable arose in the ordinary course of business from the sale of goods or the providing of services by the Company;

                 (b) the Receivable is owned by the Company free and clear of any and all Liens and or rights of others, other than Permitted Liens;

                 (c) the Receivable is not more than ninety (90) days past due;

                 (d) not more than thirty (30) days have elapsed since (A) the date the service was provided and (B) the date of the invoice for such goods (this provision shall not apply to any unbilled Receivables);

                 (e) the Receivable is not evidenced by a promissory note, chattel paper or other instrument;

                 (f) the account debtor has made no claim that the Receivable is subject to set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the account debtor concerning its liability on the Receivable, provided that if any such claim has been made in regard to a portion of a receivable, the remainder may still be considered to be an Eligible Receivable;

                 (g) no notice of bankruptcy, insolvency or financial distress of the account debtor has been received by the Company;

                 (h) the Bank has a valid and perfected Lien in the Receivable;

                 (I) the account debtor is domiciled in the United States of America or any of its possessions and the Receivable is denominated in dollars; and

                 (j) with respect to any Receivable, the Company shall not have received notification from the Bank that, in the reasonable discretion of the Bank, such Receivable is not acceptable to the Bank.

                 "Environmental Laws" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to conservation or protection of the environment in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                 "ERISA Affiliate" means (a) any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Section 414 of the Code and the regulations thereunder, with a Loan Party and (b) any Subsidiary.

                 "Events of Default" has the meaning specified in Section 10.01.

                 "Execution Date" means November 14, 1995.

                 "Extension Fee" has the meaning specified in Section 4.01(a).

                 "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

                 "Federal Funds Effective Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

                 "Fee Capitalization Note" has the meaning specified in Section 2.05(c).

                 "Fees" means all amounts payable pursuant to Section 4.01.

                 "Financial Statement Delivery Date" means the date on which the monthly, quarterly or annual financial statements of the Company are delivered pursuant to Section 7.01(a) or Section 7.01(b), as the case may be.

                 "Financials" has the meaning specified in Section 6.07.

                 "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

                 "Guaranteed Obligations" has the meaning specified in Section 9.01.

                 "Guarantors" has the meaning specified in the introduction to this Agreement.

                 "Guaranty" means the guaranty of the Guarantors contained in
Article IX and shall include any Additional Guaranty.

                 "Hazardous Materials" means (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "Highest Lawful Rate" means the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by the Bank on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, the Bank is permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

                 "Indebtedness" means, when used with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (excluding, however, accounts payable and other accrued liabilities arising in the ordinary course of such Person's business that are a current liability under GAAP and payments or benefits in the nature of compensation for services of employees, officers and directors), (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (c) all Capitalized Lease Obligations of such Person, (d) all guaranties or other contingent obligations of any kind of such Person in respect of the Indebtedness of any other Person of the type referred to in clause (a), (b) or (c) above and (e) all Indebtedness of the type referred to in clause (a), (b) or (c) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, to the extent any of the foregoing described in clauses (a) through (e) above constitute a liability on such Person's balance sheet prepared in accordance with GAAP.

                 "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the assets, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

                 "Letter of Credit Collateral" means cash, securities issued or directly and fully guaranteed or issued by the United States, deposits in the Bank or other securities, which other securities are, in the Bank's sole discretion, satisfactory collateral.

                 "Letter of Credit Commitment" means the Bank's obligation to issue Letters of Credit hereunder.

                 "Letter of Credit Fee" has the meaning specified in Section 4.01(c).

                 "Letter of Credit Termination Date" means the date that is (a) one year subsequent to the Maturity Date or (b) the earlier acceleration of the Obligations pursuant hereto.

                 "Letters of Credit" has the meaning provided in Section 3.01.

                 "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any Capital Lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss of securing the payment or performance of an obligation.

                 "Loans" has the meaning provided in Section 2.03

                 "Loan Date" means, with respect to each Loan, the Business Day upon which the proceeds of such Loan are to be made available to the Company.

                 "Loan Documents" means this Agreement (including the Guaranty), the Notes, the Letter of Credit Requests, the Application for Letter of Credit, the Security Agreements, the Pledge Agreements, the Mortgage and all other security documents granting liens in the Letter of Credit Collateral and, to the extent the context requires, the Prior Agreements and related documents.

                 "Loan Party" means the Company or any Guarantor and "Loan Parties" means the Company and the Guarantors.

                 "Margin" means, with respect to the Term Loan and the Revolving Credit Loan, 1%; provided, the Margin on the Term Loan will increase by .25% each calendar quarter during the term hereof, commencing on September 30, 1995, and provided further, the Margin on the Term Loan will reduce to (a) 1% upon an aggregate principal repayment of $10,000,000.00 on the Term Loan, and, thereafter, the Margin will again increase by .25% each calendar quarter during the term hereof, (b) 0% upon an aggregate principal repayment of $15,000,000.00 on the Term Loan, and, thereafter, the Margin will again increase by .25% each calendar quarter during the term hereof and (c) 0% upon an aggregate principal repayment of $20,000,000.00 on the Term Loan, and, thereafter, the Margin shall remain at 0% during the term hereof; unless a Default shall have occurred hereunder.

                 "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole or (b) an event which materially impairs the ability of the Company to make payment hereunder or under the Notes or the right of the Bank to enforce any of its remedies to collect any amounts owing under the Loan Documents.

                 "Maturity Date" means December 31, 1998 or the earlier date of the acceleration of the Notes pursuant to Section 10.01.

                 "Maximum Guaranteed Amount" for each Guarantor shall mean the greater of (a) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor as of the date hereof and (b) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the earlier of (i) the date of the commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and (ii) the date enforcement of the Guaranty is sought.

                 "Mortgage" means that certain Mortgage or Deed of Trust of even date herewith, executed by the Company and granting a lien by the Company for the benefit of the Bank on certain real property in Phoenix, Maricopa County, Arizona, as security for the Obligations.

                 "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                 "Notes" means the Revolving Credit Note and the Term Note.

                 "Notice of Default" has the meaning specified in Section
10.01.

                 "Obligations" means all the obligations of the Company and the other Loan Parties now or hereafter existing under the Loan Documents or any of the Prior Agreements or any documents executed in connection therewith, whether for principal, Unpaid Drawings, interest, Fees, expenses, indemnification or otherwise.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Permitted Investments" means, as to any Person,

                 (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition thereof,

                 (b) time deposits and certificates of deposit with maturities of not more than twelve months from the date of acquisition by such Person in the Bank or other commercial bank incorporated in the United States or any U.S. branch of any other commercial bank, in each case having capital, surplus and undivided profits aggregating $100,000,000 or more with a long-term unsecured debt rating of at least A- from Standard & Poor's Ratings Group or A3 from Moody's Investors Service, Inc.,

                 (c) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. and, in each case, maturing not more than 270 days after the date of issuance,

                 (d) investments in money market mutual funds having assets in excess of $2,000,000,000 substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above,

                 (e) repurchase or reverse purchase agreements respecting obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank listed in or meeting the qualifications specified in clause (b) above, and

                 (f) banker's acceptances maturing within one year from the date of origin issued by a bank or trust company organized under the law of the United States having capital, surplus and undivided profits aggregating at least $100,000,000 and a long-term deposit rating of A- or higher by Standard & Poor's Ratings Group.

                 "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

                 "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which a Loan Party or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

                 "Pledge Agreements" mean those three (3) certain Amended and Restated Pledge Agreements of even date herewith executed by the Company, American Ecology Services Corporation and US Ecology, Inc., respectively, pledging to the Bank the stock of each of the above-referenced entities' Subsidiaries, except for the stock of American Liability and Excess Insurance Company, and all stock of Permafix Corporation owned by the Company, as security for the Obligations.

                 "Prior Agreements" has the meaning set forth in the Recitals.

                 "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

                 "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                 "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and personal.

                 "Responsible Officer" means, with respect to any Loan Party, the president, chief executive officer, treasurer or chief financial officer of such Loan Party.

                 "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock or warrants, rights or options to acquire shares of stock of the Company and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock (including warrants, rights or options relating thereto) of the Company.

                 "Revolving Credit Commitment" means the Bank's obligation to make Revolving Credit Loans hereunder.

                 "Revolving Credit Loan" has the meaning specified in Section 2.01.

                 "Revolving Credit Note" has the meaning specified in Section 2.05(a).

                 "Security Agreements" mean those two (2) certain Security Agreements dated as of the date hereof, executed by the Company and the Guarantors, respectively, in favor of the Bank, pledging to the Bank a security interest in all of the personal property and assets of each of the Loan Parties as described therein and all proceeds thereof as security for the Obligations.

                 "Standby Letter of Credit" means a letter of credit that is issued to secure the payment or performance of an obligation and payable upon notice of a failure or default in regard thereto and that is not a Commercial Letter of Credit.

                 "Subsidiary" means and includes, with respect to any Person,
(a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, has greater than 50% of (i) the directors (or Persons performing similar functions) thereof or (ii) equity interest.

                 "Term Loan" has the meaning specified in Section 2.03.

                 "Term Note" has the meaning specified in Section 2.05(b).

                 "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                 "Unpaid Drawing" has the meaning specified in Section 3.03(a).

                                  ARTICLE II

                        MAKING AND REPAYING THE LOANS

                 SECTION 2.01. The Revolving Credit Loan. Subject to the terms and conditions herein set forth, the Bank agrees at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make and maintain a loan or loans up to a maximum of $8,000,000.00 (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Company. Revolving Credit Loans may be repaid and reborrowed in accordance with the provisions hereof and shall, in the aggregate, not exceed the lesser of (i) $8,000,000.00 or (ii) the Borrowing Base. There shall be no further advances of any Revolving Credit Loans after the Maturity Date.

                 SECTION 2.02.   Advances Under the Revolving Credit Loan.
The Bank shall, from time to time, make Revolving Credit Loans to the Company in the form of advances to the Company or third parties for the sole purpose of paying any drafts, checks, wire transfer requests or clearinghouse debits which name the Company as maker or drawer thereon and are presented to the Bank by the Company or such third parties. The Bank shall not make any other Revolving Credit Loans except pursuant to Section 2.09(a).

                 SECTION 2.03. The Term Loan. Subject to the terms and conditions herein set forth, the Bank agrees to lend to the Company a term loan of up to $27,000,000.00 (the "Term Loan" and, together with the Revolving Credit Loan, any advances under a Letter of Credit described in Article III hereof and any amounts owing under the Fee Capitalization Note, the "Loans"). The Term Loan evidences amounts owed to the Bank under the Prior Agreements.

                 SECTION 2.04.   [Intentionally Omitted]

                 SECTION 2.05. Notes. (a) The Company's obligation to pay the Revolving Credit Loans made by the Bank shall be evidenced by a single revolving promissory note in the original principal sum of $8,000,000.00 (the "Revolving Credit Note") duly executed and delivered by the Company substantially in the form of Exhibit 2.05A hereto.

                 (b) The Company's obligation to repay the Term Loan shall be evidenced by a single term promissory note in the original principal sum of $27,000,000.00 (the "Term Note"), duly executed and delivered by the Company substantially in the form of Exhibit 2.05B hereto.

                 (c)      The Company's obligation to pay the Fee described in
Section 4.01(a) and (b) shall be evidenced by the Fee Capitalization Note (the "Fee Capitalization Note"), duly executed and delivered by the Company substantially in the form of Exhibit 2.05C hereto.

                 SECTION 2.06. Payment of Interest. (a) Prior to a Default hereunder, the Company agrees that interest shall accrue in respect of the unpaid principal amount of the Revolving Credit Loan and the Term Loan from the date of the making of each such Loan to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the Alternate Base Rate in effect from time to time; provided, the Company agrees that it shall only be required to pay interest at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Alternate Base Rate; and provided further, the Company agrees that any accrued interest which is not required to be paid hereunder shall be capitalized and added to the principal balance of the Fee Capitalization Note. If the Alternate Base Rate is based on the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. If the Alternate Base Rate is based on the Federal Funds Effective Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days. Prior to a Default hereunder, the Company agrees that interest shall accrue in respect of the unpaid principal amount outstanding under the Fee Capitalization Note as provided therein. Upon the occurrence of a Default hereunder, all outstanding principal under any Loan shall accrue at the Highest Lawful Rate.

                 (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Highest Lawful Rate.

                 (c) Interest on each Loan shall accrue from the date of such Loan to the date of any repayment thereof and shall be payable in accordance with the above provisions (i) on each Designated Payment Date and
(ii) on the date of any voluntary or mandatory prepayment and (iii) at maturity.

                 SECTION 2.07. Required Payments of Principal. (a) All outstanding principal (and any accrued, unpaid interest) on the Revolving Credit Note shall be due and payable on the Maturity Date.

                 (b) Outstanding principal on the Term Note shall be due and payable as follows:

                          (i) a principal payment of $1,000,000.00 shall be due and payable (A) on the date one hundred eighty (180) days after the start of operations at that particular facility operated in the State of California and commonly referred to as "Ward Valley" and (B) every quarterly date following such initial payment; provided, however, if any such payment date shall be a day which is not a Business Day, such payment date shall be the next succeeding Business Day; and

                          (ii) all remaining outstanding principal and any accrued, unpaid interest shall be due on the Maturity Date.

                 (c) In addition to the amounts required under (b) above, the following principal payments shall be due on the Term Note:

                          (i) (A) one hundred percent (100%) of the net proceeds of the sale of any of the Collateral (other than (y) inventory sold in the ordinary course of business and (z) Permafix Stock, which is provided for in the Pledge Agreements), (B) one hundred percent (100%) of the net proceeds of the sale of any assets of any Loan Parties that are not Collateral (to the extent such sales exceed $500,000.00 in the aggregate) and (C) fifty percent (50%) of the net proceeds of the sale of any assets of any Loan Parties that are not Collateral (to the extent such sales do not exceed $500,000.00 in the aggregate), shall be due and payable on the Term Note immediately upon receipt, which amounts shall not reduce the required payments described above;

                          (ii) any funds received as insurance proceeds in connection with damage to American Ecology Recycle Center, Inc., a subsidiary of the Company, which are in excess of the cost to rebuild and refurbish the damaged facility which amounts will not reduce the required payments described above;

                          (iii) any funds received as business interruption insurance proceeds up to an amount equal to one hundred percent (100%) of the proceeds received in connection with the liquidation of WPI Transportation, Inc., a subsidiary of the Company, which amounts will not reduce the required payments described above;

                          (iv) one hundred percent (100%) of the net proceeds of any industrial development bond financing for American Ecology Recycle Center, Inc., a subsidiary of the Company (and only if the gross proceeds from such industrial revenue bond financing are equal to or greater than $10,000,000.00 and one hundred percent (100%) of the net proceeds therefrom are applied to the Term Loan as required hereby, the Agent shall release, on behalf of the Banks, all of the pledged assets of American Ecology Recycle Center, Inc., a subsidiary of the Company);

                          (v) any funds received from any entity as reimbursement for permit costs incurred in the State of Nebraska; and

                          (vi) within 10 days after the Bank receives the financial statements required to be delivered by the Company pursuant to Section 7.01(b) beginning effective December 31, 1996, the Company will pay to the Bank, as a reduction on the Term Loan, an amount equal to 75% of a sum obtained by subtracting from Consolidated EBITDA (A) the amounts paid hereunder from the liquidation of WPI Transportation, Inc., a subsidiary of the Company, (B) the amount of all interest payments required hereunder
                 (including capitalized interest added to the Fee Capitalization
                 Note), (C) the amount of taxes actually paid or payable, (D) the amount of all cash dividends paid or payable at the rate of up to 8 3/8% per annum on all preferred stock, (E) the amount of all principal payments required hereunder, (F) the amount of all Capitalized Expenditures for the prior year (including, without limitation, all such expenditures at the sites of the Company or any Subsidiary located in the States of California or Nebraska), (G) the amount of all charges to the Deferred Site Maintenance Reserve for the prior year, (H) the amount of all costs relating to the burial or other disposal of radioactive material at the Oak Ridge, Tennessee facility owned by a Subsidiary of the Company and (I) any increase (from the Effective Date) in the amount of marketable securities pledged by the Company as security for its obligations, and adding thereto (Y) the proceeds obtained from any equity or debt offerings (exclusive of the sale of the Company's preferred stock) and (Z) the net proceeds of the sale of any assets of the Loan Parties which are not required to be paid under clause
                 (i) above.

                 (d)      In addition to all other payments required by this
Section 2.07, the Company shall repay the outstanding principal amount of the Revolving Credit Note on any day to the extent that the aggregate outstanding principal amount of the Revolving Credit Loan exceeds the lesser of the (i) Borrowing Base or (ii) $8,000,000.00.

                 (e) Each repayment pursuant to this Section which is not specifically characterized as a repayment of principal shall be applied first, to the payment of accrued and unpaid interest, and then to the outstanding principal of the Loans.

                 SECTION 2.08. Voluntary Prepayments. The Company shall have the right to voluntarily prepay the Loans (other than the Fee Capitalization Note which may not be prepaid without the consent of the Bank) in whole or in part from time to time.

                 SECTION 2.09. Method and Place of Payment. (a) The Company shall enter into a Cash Management and Lock Box Agreement (the "Cash Management and Lock Box Agreement") with the Bank whereby all of the Company's accounts receivable will be deposited by the Company's third party account debtors into account number 00100354902 maintained at the Bank. The Bank shall have the right, but not the obligation, and the Company hereby grants the Bank the right, to deduct and set-off any amounts owing to the Bank under this Agreement from the collections made pursuant to the above-referenced Cash Management and Lock Box Agreement. All collected funds in account number 00100354902 will be swept daily by the Bank and applied first, against any accrued interest which is due and payable, second, against any principal amounts which are due and payable under the Term Loan, the Revolving Credit Loan or any Letter of Credit and third, against the outstanding principal balance of the Revolving Credit Loan. If at any time any payments are owing by the Company to the Bank and funds in the above referenced account are insufficient to satisfy the same, the Company shall make such payment to the Bank immediately upon demand therefor by the Bank. Any chargebacks or other debits subsequently affecting said funds or account shall adjust the subsequent balance of the account, or if same is insufficient, will allow the Bank to make an advance, at its sole option, to allow payment of such items.

                 (b) The Company irrevocably authorizes the Bank to make, and irrevocably appoints the Bank as its attorney-in-fact (which power shall be coupled with an interest), to make transfers of funds to and from the Cash Management and Lockbox Account, any other (except special trust, pension and tax accounts) account of the Company, or any of them, necessary to accomplish the purposes of the Loan Documents.

                 SECTION 2.10. Increased Taxes or Costs. (a) If the Bank shall have determined in good faith that any law, rule, regulation or guideline regarding required reserves or reserve percentages, capital adequacy, or any change therein, or any change in the interpretation or administration thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of the Bank as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance by an amount deemed to be material, then, from time to time, the Company shall pay to the Bank such additional amount or amounts as will reasonably compensate the Bank for such reduction.

                 (b) The Bank will notify the Company of any event which will entitle it to compensation pursuant to this Section, promptly provided, the Company shall not be obligated hereunder for any such amounts in respect of changes occurring more than ninety (90) days prior to the date of such notice. A certificate of a Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate the Bank as specified in paragraph
(a) above, as the case may be, and (ii) the calculation of such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to the Bank the amount shown as due on any such certificate as will reasonably compensate the Bank for such matters within thirty (30) days after its receipt of the same.

                 (c) Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital, provided, the Bank shall be entitled to collect such costs or expenses only in regard to change in circumstances occurring after the Effective Date.

                                  ARTICLE III

                               LETTERS OF CREDIT

                 SECTION 3.01. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Bank agrees that it will, at any time and from time to time on or after the Effective Date and prior to the Maturity Date, following its receipt of a Letter of Credit Request, and satisfaction of the conditions described in Section 3.02 below, issue for the account of the Company and in support of the obligations of the Company, one or more irrevocable standby, but not commercial, letters of credit (all such letters of credit together with any existing letters of credit previously issued by the Bank, collectively, the "Letters of Credit"), up to a maximum total outstanding and/or drawn upon at any one time of $5,000,000.00. All Letters of Credit shall be Standby Letters of Credit and have a maturity date not later than the Letter of Credit Termination Date.

                 (b) The Bank shall not issue, renew or permit the renewal of any Letter of Credit if (i) any of the conditions precedent to such issuance or renewal set forth in Section 5.02 are not satisfied, (ii) the expiry date is a date that is later than one (1) year after the date of issuance or renewal, as the case may be, (iii) the expiry date is a date that is later than the Maturity Date, unless such Letter of Credit is secured by Letter of Credit Collateral, (iv) after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than the Letter of Credit Termination Date or (v) if the Letter of Credit Collateral for such Letter of Credit is not received by and pledged to the Bank in a manner satisfactory to the Bank in its sole discretion.

                 SECTION 3.02.   Letter of Credit Requests.   Whenever the
Company desires that a Letter of Credit be issued for its account or that the existing expiry date of a Letter of Credit shall be extended, it shall give the Bank at least two Business Days' prior written request therefor. Each such request shall be in the form of an Application for Letter of Credit on the Bank's standard form therefor, completed to the satisfaction of the Bank, shall be accompanied by the Letter of Credit Collateral, pledged to the Bank in a manner satisfactory to the Bank in its sole discretion, and such other certificates, documents and other papers and information as the Bank may reasonably request. Each Letter of Credit shall be in such form as may be reasonably approved from time to time by the Bank and the Company.

                 SECTION 3.03. Repayment of Letter of Credit Drawings. (a) The Company hereby agrees to reimburse the Bank by making payment to the Bank in immediately available funds, for any payment made by the Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment prior to 2:00 p.m. (Houston, Texas time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Highest Lawful Rate, such interest to be payable on demand. Failure to make such payment shall (i) constitute a Default hereunder and (ii) allow the Bank, in its sole discretion, to make a Revolving Credit Loan under the Revolving Credit Note to effect such repayment.

                 (b) The Company's obligations under this Section 3.03 to reimburse the Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the Bank, including any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing. The issuance of a Letter of Credit shall reduce the amount available for future Letters of Credit by the face amount of the Letter of Credit issued. Additionally, all Letters of Credit outstanding under either of the Prior Agreements shall be considered Letters of Credit hereunder and shall reduce the amount of Letters of Credit available to be issued by the face amount thereof.

                 SECTION 304.  Rights of Bank Regarding Letters of Credit.
The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL BE INDEMNIFIED AND HELD HARMLESS FROM ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT ARISING OUT OF OR RESULTING FROM SUCH PERSON'S SOLE OR CONTRIBUTORY NEGLIGENCE. The Company agrees that any action taken or omitted by the Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Bank to the Company or any other Loan Party.

                 SECTION 3.05. Increased Letter of Credit Costs. Notwithstanding any other provision herein, but subject to Section 11.08, if the Bank shall determine in good faith that any change in any law, rule, regulation or guideline (whether or not having the force of law) either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by the Bank or (ii) shall impose on the

Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Bank of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by the Bank hereunder with respect to Letters of Credit, by an amount deemed to be material, then, from time to time, the Company shall pay to the Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost, provided, the Bank shall notify the Company of such change promptly and the Company shall not be obligated hereunder for any such amounts in respect of changes occurring more than ninety (90) days prior to the date of any such notice.

                 SECTION 3.06. Letter of Credit Collateral and Fees. The Fees and collateral granted or paid by the Company in respect of Letters of Credit are described in Section 4.01(c). Notwithstanding the terms of Section 4.01(c), any Letter of Credit Collateral pledged by the Company which is not used to repay the Bank for any draws under any Letter of Credit shall, if an Event of Default under Section 10.01(f) occurs, be available to secure and satisfy any of the Obligations.


                                   ARTICLE IV

                              FEE AND COMMITMENTS

                 SECTION 4.01. Fees. (a) The Company, in consideration of the Bank's agreement to extend and modify the Loans, agrees to pay the Bank an extension fee (the "Extension Fee") equal to $840,000.00, said fee to be paid on or before the Effective Date, provided, such fee may be evidenced by the Fee Capitalization Note, at the option of the Bank.

                 (b) The Company agrees to pay to the Bank the fee previously owing to the Bank as of March 31, 1995, payment of which has been deferred, of $160,000.00, provided, such fee may be evidenced by the Fee Capitalization Note, at the option of the Bank.

                 (c) Upon the date of issuance of any Letter of Credit and on each annual anniversary thereof, the Company agrees to pay the Bank a fee in respect of each Letter of Credit issued for the account of the Company (the "Letter of Credit Fee"), for the period from the date of issuance of such Letter of Credit to the expiry date of such Letter of Credit, computed at the rate of (i) one-half of one percent (0.5%) per annum of the face amount of any Letter of Credit secured by Letter of Credit Collateral and (ii) at the rate of one percent (1%) per annum of the face amount of any Letter of Credit secured by collateral other than Letter of Credit Collateral. The Letter of Credit Fees (i) will be in lieu of all commissions and fees for the Letters of Credit other than customary administrative, issuance, amendment, payment and negotiation charges, (ii) shall be paid in immediately available funds, (iii) shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and (iv) shall be deemed earned when paid and are non- refundable.

                 (d) In no event shall the Fees payable under this Section (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents exceed the Highest Lawful Rate.

                 SECTION 4.02. Voluntary Reduction of Commitment. Upon at least five (5) Business Days' prior telephonic notice confirmed in writing to the Bank, the Company shall have the right, without premium or penalty, to terminate any portion of the Revolving Credit Commitment or the Letter of Credit Commitment. Any reduction of either of said commitments shall be in the amount of $500,000.00 or, if greater, an integral multiple of $100,000.00.

                 SECTION 4.03. Mandatory Reduction of Commitment. Unless sooner terminated pursuant to Article X hereof, the Revolving Credit Commitment and the Letter of Credit Commitment shall terminate on the Maturity Date.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

                 SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of the Bank to make its initial Loan or issue a Letter of Credit to the Company is subject to receipt by the Bank of the following, each in form satisfactory to the Bank, executed by the appropriate party:

                 (a)      this Agreement;

                 (b)      the Revolving Credit Note;

                 (c)      the Term Note;

                 (d)      the Fee Capitalization Note;

                 (e) the most recent management letter delivered to the Company by the Company's independent certified public accountants dealing with management or operational issues of the Company or its Subsidiaries;

                 (f)      the Security Agreements;

                 (g)      the Pledge Agreements;

                 (h)      the Financing Statements;

                 (i)      the Mortgage;

                 (j)      the Guaranties;

                 (k) if the Credit Event is the issuance of a Letter of Credit, and the Company exercises its option to pledge Letter of Credit Collateral as described in Section 4.01(c), the Bank shall have received the Letter of Credit Collateral pledged to it in a manner satisfactory to the Bank in its sole discretion;

                 (l) a certificate of an officer and of the secretary or an assistant secretary of each Loan Party certifying, inter alia, (A) true and correct copies of the articles or certificate of incorporation, as amended and in effect, of such Person and, the bylaws, as amended and in effect, of each Loan Party, as well as resolutions adopted by the Board of Directors of such Person (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Loans to be made hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, and (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf;

                 (m) favorable, signed opinions dated the Effective Date and addressed to the Bank from David Crow, counsel to the Loan Parties, in form and substance satisfactory to the Bank and its counsel;

                 (n) the payment to the Bank, as applicable, of all Fees and all expenses incurred (including the fees and disbursements of Andrews & Kurth L.L.P.) and agreed upon by such parties to be paid on or prior to the date this Agreement is actually executed;

                 (o) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of each Loan Party in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect;

                 (p) a certificate from the Company's insurance broker describing in detail all insurance by the Company and its Subsidiaries on its property and its business as of the Effective Date in form and amounts satisfactory to the Bank and naming the Bank as an additional insured of liability insurance maintained by the Company and its Subsidiaries;

                 (q) a certificate of an officer of the Company listing all jurisdictions in which the Company owns and/or maintains Collateral, including, without limitation, all licenses and permits; and

                 (r) evidence satisfactory to the Bank that the Company has received an equity infusion on terms satisfactory to the Bank, of at least $4,000,000.00 and that all documentation related thereto has been satisfactorily completed.

                 SECTION 5.02.   Conditions Precedent to All Credit Events.
The obligation of the Bank to make any Loan or to issue or extend any Letter of Credit is subject to the further conditions precedent that on the date of such Credit Event:

                 (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied or waived.

                 (b)      The representations and warranties set forth in
Article VI shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date or are no longer true and correct solely as a result of transactions permitted by the Loan Documents), and the Company shall be deemed to have certified to the Bank that such representations and warranties are true and correct in all material respects by submitting a Notice of Loan Request or a Letter of Credit Request, as the case may be.

                 (c) The Company shall have appropriately requested the Loan or issuance of Letters of Credit.

                 (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

                 (e) No Material Adverse Effect shall have occurred since the delivery of the Financials.

                 (f) If the Credit Event is the issuance of a Letter of Credit, and the Company exercises its option to pledge Letter of Credit Collateral as described in Section 4.01(c), the Bank shall have received the Letter of Credit Collateral pledged to it in a manner satisfactory to the Bank in its sole discretion.

                 (g) The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.


                                  ARTICLE  VI

                         REPRESENTATIONS AND WARRANTIES

                 In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein and issue Letters of Credit, each Loan Party makes to the extent applicable and relevant, the following representations and warranties to the Bank.

                 SECTION 6.01. Organization and Qualification. Each Loan Party (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (b) has the corporate or partnership power to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation or foreign partnership to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

                 SECTION 6.02. Authorization and Validity. Each Loan Party has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents, and all such action has been duly authorized by all necessary proceedings on its part. This Agreement has been duly and validly executed and delivered by each Loan Party and constitutes a valid and legally binding agreement of such Loan Party enforceable in accordance with its terms, and the Notes and the other Loan Documents to which such Loan Party is a party, when duly executed and delivered by such Loan Party, will constitute valid and legally binding obligations of such Loan Party enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity.

                 SECTION 6.03. Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by any Loan Party of any Loan Document.

                 SECTION 6.04. Conflicting or Adverse Agreements or Restrictions. No Loan Party is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (a) the charter or bylaws of such Loan Party or (b) any applicable law (including Regulation U) or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement to which such Loan Party is a party or by which it is bound or to which it is subject.

                 SECTION 6.05. Title to Assets. Each Loan Party has good and indefeasible title to all of its assets, subject to no Liens, except those permitted hereunder. All of such assets have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards.

                 SECTION 6.06. Litigation. Except as disclosed on Schedule 6.06, no proceedings against or affecting any Loan Party are pending or, to the knowledge of any Loan Party, threatened before any court or governmental agency or department which involve a risk of having a Material Adverse Effect.

                 SECTION 6.07. Financial Statements. The Company has furnished to the Bank its audited consolidated balance sheet, income statement and statement of cash flow for itself and its consolidated Subsidiaries as of December 31, 1994 and as of June 30, 1995 (the "Financials"). The Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of December 31, 1994 and the results of their operations for the period then ended. As of the Effective Date, no Material Adverse Effect has occurred in the consolidated financial condition of the Company and its consolidated Subsidiaries since the date of said Financials.

                 SECTION 6.08. Default. Upon the execution hereof, no Loan Party is in default under the provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, which defaults or violations would reasonably be expected to have a Material Adverse Effect. No Loan Party is a party to any material agreement evidencing any Indebtedness of such Person with an outstanding principal amount in excess of $250,000.00 on the date of the execution of this Agreement.

                 SECTION 6.09. Investment Company Act. No Loan Party is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                 SECTION 6.10. Public Utility Holding Company Act. No Loan Party is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of any Loan Party's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 6.11. ERISA. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan(s). No liability to the PBGC (other than required premium payments) has been or is expected by the Loan Parties to be incurred with respect to any Plan(s) by the Loan Parties or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multi-Employer Plans which would reasonably be expected to have a Material Adverse Effect.

                 SECTION 6.12. Tax Returns and Payments. Each Loan Party has filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which, are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for such taxes as are being contested in good faith and by appropriate proceedings.

                 SECTION 6.13. Environmental Matters. Each Loan Party and each of its Subsidiaries (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for such Loan Party or such Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for all Loan Parties and such Subsidiaries, have a Material Adverse Effect) and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Loan Party or such Subsidiary, and each Loan Party and each of its Subsidiaries is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Loan Party nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws (which violation or non-compliance has not been cured, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of such Loan Party, threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by such Loan Party or such Subsidiary or other assets of such Loan Party or such Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which any Loan Party or any of its Subsidiaries has agreed, assumed or retained, or by which any Loan Party or any of its Subsidiaries is adversely affected, by contract or otherwise, which would have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Loan Party or any of its Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material, which liability would have a Material Adverse Effect.

                 SECTION 6.14. Purpose of Loans. None of the proceeds of the Loans will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation U. Neither any Loan Party nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934.

                 SECTION 6.15. Franchises and Other Operating Rights. Each Loan Party and each of its Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their respective businesses as now being conducted.

                 SECTION 6.16. Subsidiaries. The Subsidiaries executing this Agreement are all the Subsidiaries owned by the Company as of the Effective Date, except for American Liability and Excess Insurance Company.


                                  ARTICLE  VII

                             AFFIRMATIVE COVENANTS

                 Each Loan Party covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until all Loans have been paid in full and each Letter of Credit shall have terminated:

                 SECTION 7.01. Information Covenants. The Company will furnish or cause to be furnished to the Bank:

                 (a) (i)          As soon as available, and in any event within
fifteen (15) Business Days following the end of each month and twenty (20) Business Days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of such monthly or quarterly period, as applicable, and the related consolidated and consolidating statements of income, retained earnings and cash flows for such period, setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, and with the quarterly reports all proposed budgets for the next succeeding quarter or year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the end of such period and the results of their operation for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the inclusion of abbreviated footnotes.

                 (ii) As soon as available, and in any event within forty-five (45) days following the close of each of the first three quarterly accounting periods in each fiscal year of the Company (or such additional period as the Securities and Exchange Commission may extend to the Company), all Form 10-Q filings and any other reports filed with the Securities and Exchange Commission (provided, if the Securities and Exchange Commission extends the 45-day filing deadline, the Company shall furnish or cause to be furnished to the Bank, within forty-five (45) days following the close of each of the first three quarterly accounting periods in each fiscal year of the Company, drafts of the Form 10- Q filings and drafts of any other reports to be filed with the Securities and Exchange Commission), all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the end of such period and the results of their operation for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the inclusion of abbreviated footnotes.

                 (b)      As soon as available, and in any event within ninety
(90) days (or such additional period as the Securities and Exchange Commission may extend to the Company), after the close of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing reasonably acceptable to the Bank, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Bank along with the Annual Report on

Form 10-K of the Company for such year filed with the Securities and Exchange Commission (provided, if the Securities and Exchange Commission extends the 90-day filing deadline, the Company shall furnish or cause to be furnished to the Bank, within ninety (90) days following the close of each fiscal year of the Company, drafts of the Form 10-Q filings and drafts of any other reports to be filed with the Securities and Exchange Commission).

                 (c) Simultaneously with the delivery of the financial statements described in paragraph (a) above and in any event within fifteen
(15) days after the end of each month, (i) a Borrowing Base Certificate substantially in the form of Exhibit 7.01(c) and (ii) a summary report of all Receivables and payables of the Company and its Subsidiaries, in form and substance satisfactory to the Bank.

                 (d) Immediately after any Responsible Officer of any Loan Party obtains knowledge thereof, notice of

                          (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws,

                          (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by such Loan Party or any of its Subsidiaries,

                         (iii) any event or condition which constitutes a Default or an Event of Default,

                          (iv) any condition or event which, in the opinion of management of the Company, would be expected to have a Material Adverse Effect,

                          (v) any Person having given any written notice to any Loan Party or taken any other action with respect to a claimed material default or event under any material instrument or material agreement,

                          (vi) the institution of any litigation which might reasonably be expected either to have a Material Adverse Effect or result in a final, non-appealable judgment or award in excess of (A) $1,000,000.00 with respect to any single cause of action or (B) $5,000,000.00 with respect to all causes of action in the aggregate, or

                          (vii) any condition or event which, in the opinion of management of the Company, could be expected to jeopardize the existence or good standing of any license or permit held by the Company.

                 A notice of such event or condition will be delivered to the Bank specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

                 (e)     At the time of the delivery of the financial
statements provided for in paragraphs (a) and (b), a certificate of the chief
financial officer, treasurer or the controller of the   Company, substantially
in the form of Exhibit 7.01(e) hereto, to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth among other matters, the calculations required to establish whether the Company was in compliance with the provisions of Section 8.08 through Section 8.12 as at the end of such fiscal period or year, as the case may be.

                 (f) Upon request by the Bank, but not more often than semi-annually, such environmental reports, studies and audits (all of which shall be reasonable in scope) of any Loan Party's procedures and policies, assets and operations in respect of Environmental Laws as the Bank may request.

                 (g) Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC, and copies of all financial statements, proxy statements, notices and reports as the Company shall send to its public shareholder.

                 (h) From time to time and with reasonable promptness, such other information or documents as the Bank may reasonably request.

                 SECTION 7.02. Books, Records and Inspections. The Company will maintain, and will permit, or cause to be permitted, any Person designated by the Bank in writing upon one (1) Business Day's notice and without materially disrupting the operations of any Loan Party to visit and inspect any of the properties of such Loan Party, to examine the corporate books and financial records of such Loan Party and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers, employees and agents of such Loan Parties and with their independent public accountants, all at such reasonable times and as often as the Bank may reasonably request.

                 SECTION 7.03. Insurance and Maintenance of Properties. (a) Each Loan Party will keep adequately insured by financially sound and reputable insurers all of its property of a character, and in amounts and against such risks, usually insured by similar Persons engaged in the same or similar businesses, including insurance against fire, casualty and any other hazards normally insured against. Each Loan Party will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers (which shall, for purposes of this Agreement, include American Liability and Excess Insurance Company) and in such amounts and form as are customary for corporations of established reputation engaged in the same or similar businesses and owning and operating similar properties.

                 (b) Each Loan Party will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of such Person may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times.

                 SECTION 7.04. Payment of Taxes. Each Loan Party will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate proceedings.

                 SECTION 7.05. Corporate Existence. Each Loan Party will do all things necessary to preserve and keep in full force and effect the corporate or partnership existence of such Person, and the rights and franchises of such Loan Party.

                 SECTION 7.06. Compliance with Statutes. Each Loan Party will comply with all material applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property.

                 SECTION 7.07. ERISA. As soon as possible and, in any event, within ten days after any Responsible Officer of any Loan Party knows or has reason to know any of the following items are true, such Loan Party will deliver or cause to be delivered to the Bank a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Loan Party or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Loan Party or ERISA Affiliate with respect thereto: that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on a Loan Party or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan;

that a Loan Party or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that a Loan Party or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition(s) exist(s) or may occur with respect to one or more Plans and/or Multiemployer Plans.

                 SECTION 7.08. Additional Guaranties. Whenever the Company acquires any new Subsidiary, the Company shall, within ten (10) Business Days, cause such Subsidiary to deliver to the Bank (A) a guaranty agreement in form and substance reasonably satisfactory to the Bank (an "Additional Guaranty") and (B) a certificate of an officer and of the secretary or an assistant secretary of such Subsidiary certifying a true and correct copy of the resolutions adopted by the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Additional Guaranty.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                 Each Loan Party covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until all of the Loans and each Letter of Credit shall have terminated, and the Obligations are paid in full:

                 SECTION 8.01. Change in Business. No Loan Party will engage in any business not of the same general type as that conducted by it on the date of this Agreement.

                 SECTION 8.02. Consolidation, Merger or Sale Assets. No Loan Party will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, unless a Loan Party is the surviving entity, or sell or otherwise dispose of all or any part of its property or assets (other than sales of inventory or surplus or obsolete assets in the ordinary course of business).

                 SECTION 8.03. Liens. No Loan Party, except for American Liability and Excess Insurance Company, will create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired, except:

                 (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                 (b) minor defects, irregularities and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances on, real property of such Person which do not interfere with the ordinary conduct of the business of such Person and which do not materially detract from the value of the real property which they affect;

                 (c) Liens existing on the Effective Date, which are described in the Financials or listed on Schedule 8.03 and approved by the Bank; and

                 (d) any renewal, extension or replacement of any Lien referred to in the foregoing clauses; provided that no Lien arising as a result of such extension or renewal shall cover any property not theretofore subject to the Lien being extended or secure any increased Indebtedness.

                 SECTION 8.04. Indebtedness. No Loan Party will create, incur, assume or permit to exist any Indebtedness other than Indebtedness created hereby, including renewals and extensions thereof (in the same amounts or less), except:

                 (a) Indebtedness existing on the Effective Date and described in the Financials or, if not so shown, listed on Schedule 8.04;

                 (b) current accounts payable incurred in the ordinary course of business, which accounts payable have not remained unpaid for a period of one hundred twenty (120) days after the same became due;

                 (c) Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

                 (d) liabilities for taxes, assessments, governmental charges or liens; and

                 (e) renewals and extensions (in the same or lesser principal amount on similar terms and conditions) of any Indebtedness listed in the foregoing clauses.

                 SECTION 8.05. Investments. No Loan Party will, directly or indirectly, make or own any Investment in any Person, except:

                 (a) Permitted Investments owned on the date hereof as set forth on Schedule 8.05; and

                 (b) Endorsements of negotiable instruments for collection in the ordinary course of business.

                 SECTION 8.06. Restricted Payments. The Company will not make or declare any Restricted Payment; provided, that prior to the occurrence of any Event of Default, the Company may declare and pay dividends at the rate of up to 8 3/8% per annum on all of its preferred stock.

                 SECTION 8.07. Change in Accounting; Fiscal Year. No Loan Party will change its method of accounting except for immaterial changes in methods, changes permitted by GAAP in which such Loan Party's auditors concur and changes required by GAAP. The Company shall advise the Bank in writing promptly upon making any such change to the extent same is not disclosed in the financial statements required hereunder.

                 SECTION 8.08. Minimum EBITDA. The Company will not permit Consolidated EBITDA, as of the last day of each calendar month and each calendar quarter, to be less than the amounts shown on the following table:

                                         Minimum               Minimum
            Year                      Monthly EBITDA       Quarterly EBITDA
            ----                      --------------       ----------------
       1996                             $250,000.00          $1,000,000.00
       1997 and 1998                     500,000.00           2,000,000.00

; provided, that one hundred eighty (180) days after operations have commenced at that particular facility operated in the State of California and commonly referred to as "Ward Valley", the Company will not permit Consolidated EBITDA
(i) as of the last day of each calendar month during 1998 to be less than $750,000.00 and (ii) as of the last day of each calendar quarter during 1998 to be less than $3,000,000.00.

                 (c) Such calculations shall be based on the financial information provided by the Company to the Bank as required in Section 7.01.

                 SECTION 8.09. Minimum Net Worth. The Company will not permit Consolidated Net Worth (a) prior to June 30, 1996 to be less than $25,000,000.00, (b) during the last two (2) calendar quarter of 1996, to be less than the Consolidated Net Worth on June 30, 1996 and (c) quarterly thereafter during the term hereof, to be less than the Consolidated Net Worth on December 31, 1996 plus (i) $200,000.00 per calendar quarter commencing on March 31, 1997 and (ii) $250,000.00 per calendar quarter commencing on March 31, 1998.

               SECTION 8.10. Capital Expenditures. The Company will not permit total consolidated capital expenditures (including Cell Development Expenditures but not including any interest capitalized pursuant to the terms hereof, the "Capitalized Expenditures") to be greater than (i) $6,000,000.00 per calendar year prior to December 31, 1997 and (ii) $6,125,000.00 during all of calendar year 1998.

                 SECTION 8.11. Transactions with Affiliates. No Loan Party will, directly or indirectly, engage in any transaction with any Affiliate of such Loan Party, including the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business or pursuant to the reasonable requirements of such Loan Party's business and, in each case, upon terms that are no less favorable to such Loan Party than those which might be obtained in an arm's-length transaction at the time from non-Affiliates. Specifically, no Loan Party will transfer any of its assets to any Subsidiary of the Company that is not a Guarantor, provided that Loan Parties may pay to American Liability and Excess Insurance Company annual premiums for closing and/or post closure obligations and for performance bonds (including, without limitation, payments of premiums to Steadfast Insurance Company which are thereafter delivered to American Liability and Excess Insurance Company for reinsurance) up to a maximum of $500,000.00, per year.

                 SECTION 8.12. Change of Certain Indebtedness. No Loan Party will, after the occurrence and during the continuance of any Event of Default,
(i) make any voluntary prepayments of principal of or interest on any Consolidated Funded Indebtedness (whether or not subordinated) or (ii) alter, amend, modify or otherwise change the terms, conditions and provisions of any Consolidated Funded Indebtedness to accelerate the scheduled payments of principal of such Indebtedness.


                                   ARTICLE IX

                                    GUARANTY

                 SECTION 9.01. Guaranty. In consideration of, and in order to induce the Bank to make the Loans and to issue Letters of Credit hereunder, each Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Company now or hereafter existing under this Agreement, the Notes and the other Loan Documents whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code), fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Bank in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses incurred by the Bank in enforcing this Guaranty; provided that anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount as determined at the earlier of the date of the commencement of a case under Title 11 of the United States Code in which the said Guarantor is a debtor and the date enforcement hereunder is sought. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company or any other action, occurrence or circumstance whatsoever. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Bank hereunder.

                 SECTION 9.02. Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, the obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

                 (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

                 (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

                 (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

                 (d) any change in the corporate existence, structure or ownership of the Company, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, such Guarantor, any other Guarantor or any of their respective assets;

                 (e) the existence of any claim, defense, set-off or other rights or remedies which such Guarantor at any time may have against the Company, or the Company or such Guarantor may have at any time against the Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Company of the Guaranteed Obligations after the termination of the commitments of the Bank and the expiration or termination of all Letters of Credit;

                 (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by the Company, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Bank; or

                 (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                 SECTION 9.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Bank is for any reason compelled to surrender or voluntarilysurrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank, or any of its properties or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and each Guarantor, jointly and severally, shall be liable to pay the Bank, and hereby does indemnify the Bank and hold it harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

                 SECTION 9.04. Complete Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Bank of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Bank or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to the Bank hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, whether or not the obligations of the Company guaranteed hereby have been satisfied. Each Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company or any other Guarantor that arises under this Agreement or any other Loan Document or from the performance by any Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Bank against the Company or any Guarantor, or any security that the Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Each Guarantor agrees not to seek contribution or indemnity or other recourse from any other Guarantor or other Person. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

                 SECTION 9.05. Subordination. If any Guarantor becomes the holder of any indebtedness payable by the Company or another Guarantor, each Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Bank, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until payment in full of the Obligations of the Company under this Agreement and the other Loan Documents after the termination of the commitments of the Bank and the termination or expiration of the Letters of Credit, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

                 SECTION 9.06. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate or of acceleration, notice of dishonor or nonpayment and any requirement that the Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral (it being the intention of the Bank and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Bank, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Company, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Bank of any indebtedness or liability to which the Bank applies or may apply any amounts received, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

                 SECTION 9.07. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Obligations of the Company under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the termination of the commitments of the Bank and the termination or expiration of the Letters of Credit). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.


                                   ARTICLE  X

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 10.01. Events of Default and Remedies. The following events=shall constitute Events of Default hereunder:

                 (a) any installment of principal or payment of interest on any Note, any Fee or any Unpaid Drawing shall not be paid on the date on which such payment is due as required under this Agreement; or

                 (b) any representation or warranty made or, for purposes of Article V, deemed made by or on behalf of any Loan Party herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

                 (c) the Company shall fail to perform or observe or cause any Subsidiary to fail to perform or observe any duty or covenant contained in this Agreement including the Exhibits and Schedules hereto; or

                 (d) any Loan Party fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than the Notes or the Guaranty) with an aggregate principal amount in excess of $250,000.00 outstanding beyond any period of grace provided with respect thereto or fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any such instrument, if such failure is to cause, or to permit the holder or holders to cause, such obligations to become due prior to any stated maturity; or

                 (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of such Loan Party, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                 (f) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                 (g) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the Company, any Subsidiary or an ERISA Affiliate; any Plan shall have an Unfunded Current Liability; any required contribution to a Plan or Multiemployer Plan shall not have been timely made; or the Company, any Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the Company, any Subsidiary and/or an ERISA Affiliate in an amount(s) equal to or exceeding $1,000,000.00 or (ii) the Company, any Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $1,000,000.00; or

                 (h) a judgment or order, which with other outstanding judgments and orders against any Loan Party equals or exceeds $250,000.00 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against any Loan Party and (i) within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor or upon such judgment; or

                 (i) the Company shall fail to receive at least $1,000,000.00 on or before January 6, 1996 from the sale of preferred stock of the Company.

                 SECTION 10.02. Primary Remedies. At any time any Event of Default has occurred and is continuing, the Bank may, by written notice to the Company (a "Notice of Default") take any or all of the following actions, without prejudice to the rights of the Bank or other holder of any of the Obligations to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 10.01(e) or Section 10.01(f) shall occur with respect to any Loan Party, the following shall occur automatically without the giving of any Notice of Default): (i) declare the Bank's Revolving Credit Commitment and the Letter of Credit Commitment terminated; (ii) declare the principal of and any accrued and unpaid interest in respect of all Loans, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Loan Party; (iii) exercise any rights or remedies under any document securing or guaranteeing any of the obligations; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Company to pay, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 10.01(e) or Section 10.01(f)), it will pay to the Bank, to the extent permitted by law, such additional amount of cash as is equal to the aggregate stated amount of all Letters of Credit then outstanding to be held in an interest bearing account with the Bank as security for the Obligations and the other obligations of the Loan Parties hereunder and under the Notes and the other Loan Documents.

                 SECTION 10.03. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Bank, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to realize on any collateral securing the Loans or to enforce the payment of all amounts owing to the Bank under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing or provided it at law or in equity or by statute or otherwise.


                                  ARTICLE  XI

                                 MISCELLANEOUS

                 SECTION 11.01. Amendments. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Bank in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

                 SECTION 11.02. Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

                 (a)      If to the Loan Parties, to them at:
                          5333 Westheimer, Suite 1000
                          Houston, Texas   77056-5407
                          Telecopy No:  (713)  624-1909
                          Attention:  __________________

                 (b)      If to the Bank, to it at:
                          712 Main Street, 24 TCB E-74
                          Houston, Texas   77002
                          Telecopy No.:  (713) 216-2092
                          Attention:  Mr. Bruce A. Shilcutt

                          With a copy to:
                          Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                          Houston, Texas  77002
                          Telecopy No.:  (713)  220-4285
                          Attention:  Mr. Thomas J. Perich


                 All communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified herein (or other address designated by such party in a communication to the other parties hereto), or telecopied to any party to the telecopy number set forth herein, or delivered personally to any party at its address herein specified; provided, that communications to the Bank pursuant to Article II and Article III shall not be effective until received.

                 SECTION 11.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 11.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable out-of-pocket costs and expenses of the Bank in connection with the preparation, execution, delivery, interpretation or enforcement of the Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, (b) all reasonable out-of-pocket costs and expenses of the Bank in connection with the syndication of the credit evidenced by this Agreement and the other Loan Documents, and (c) reasonable costs and expenses incurred in connection with other third party professional services required by the Bank. In addition, the Company shall pay any and all stamp and similar taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents and the other documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note or any other Loan Document. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this Section shall survive the termination of this Agreement and the payment of the Obligations or the assignment of the Notes.

                 SECTION 11.05. Indemnity and Release. (a) The Loan Parties jointly and severally indemnify the Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Company of the proceeds of any extension of credit by any Bank hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Loan Parties jointly and severally shall reimburse the Bank and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                 (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Loan Documents, the obligations of the Loan Parties under this Section shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

                 (c) The Loan Parties do hereby release and forever discharge the Bank and each Affiliate thereof and their respective employees, officers, directors, trustees, agents, successors, assigns or other representatives from any and all claims (civil or criminal), demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, which any Loan Party has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the Execution Date hereof by any of such parties (i) arising directly or indirectly out of the Loan Documents or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Loan Parties and the Bank. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury which may or could be asserted by the Loan Parties. This release shall not include a release of the Bank from any claim by the Loan Parties for breach by the Bank of this Agreement.

                 SECTION 11.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, or any branch, subsidiary or Affiliate, to or for the credit or the account of any Loan Party against any and all the Obligations of the Loan Parties now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Loan Parties held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement, such Note, the Obligations or such other obligations and although the Obligations or such other obligations may be unmatured. The Bank agrees promptly to notify the Company after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

                 SECTION 11.07. Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith and therewith, shall be deemed to be contracts and agreements executed by the Loan Parties, the Bank under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, or in the Notes or in any other Loan Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Loans or other Obligations to such Bank hereunder and under the other Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Bank and the Loan Parties further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes and the Obligations hereunder and under the other Loan Documents, the indicated rate ceiling computed from time to time pursuant to Section (a)(1) and Section (b) of such Article shall be applicable; provided, however, that to the extent permitted by such Article, the Bank may from time to time by notice from the Bank to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding under the Notes and the Obligations hereunder and under the other Loan Documents. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement, any Note issued hereunder or the Obligations hereunder and under the other Loan Documents.

                 SECTION 11.08. Maximum Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Bank, or charged, contracted for, reserved, taken or received by the Bank, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in any Note or any other Loan Document to the contrary notwithstanding, the Company shall not be required to pay unearned interest on any Note and no Loan Party shall be required to pay interest on its Obligations hereunder and under the Loan Documents to which it is a party at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note, such Obligations and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note or such Obligations shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under such Note and the Loan Parties under such Obligations and the Loan Documents to which it is a party to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by such Loan Party under such Obligations and such Loan Documents shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by such Loan Party or any interest paid by such Loan Party in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of such Loan Party (or if all such Obligations shall have been paid in full, refunded to the Loan Party paying such unearned interest). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank in respect of the Obligations shall be made, to the extent permitted by law by amortizing, prorating and spreading in equal parts during the period of the full stated term of all of the Loans and the other Obligations, all interest at any time contracted for, charged or received by the Bank.

                 SECTION 11.09. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Loan Parties in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations, the termination of the commitments of the Bank and the termination or expiration of the Letters of Credit, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the Revolving Credit Commitment and the Letter of Credit Commitment of the Bank shall not inure to the benefit of any successor or assign of the Company.

                 SECTION 11.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Bank and shall inure to the benefit of the Loan Parties, Bank and their respective permitted successors and assigns.

                 SECTION 11.11. Successors and Assigns; Participations. The Loan Parties may not assign or transfer any of their rights or obligations hereunder without the written consent of the Bank. The Bank may, without the consent of any Loan Party, assign to or sell participations to one or more banks in all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

                 SECTION 11.12. Types of Loans. Loans hereunder are distinguished by "Type" and by "Purpose". The Type of a Loan refers to whether such Loan is a Eurodollar Rate Loan or an Alternate Base Rate Loan, the Purpose of a Loan refers to whether it is a Revolving Credit Loan, Term Loan or Letter of Credit Loan.

                 SECTION 11.13. Accounting Terms. All accounting terms not otherwise defined herein shall be construed in accordance with GAAP.

                 SECTION 11.14. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                 SECTION 11.15. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

                 SECTION 11.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 11.17. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                      (i) the singular number includes the plural number and vice versa;

                      (ii) reference to any gender includes each other gender;

                          (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                          (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                          (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                          (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                          (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                          (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                 (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                 SECTION 11.18. SUBMISSION TO JURISDICTION. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS

OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 11.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

                 (B) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 SECTION 11.19. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 SECTION 11.20. Final Agreement of the Parties. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                                  Borrower:

                                  AMERICAN  ECOLOGY CORPORATION


                                  By:  /s/  EDMUND J. GORMAN
                                     ------------------------------
                                            Edmund J. Gorman
                                     President and Chief Operating Officer



                                  Bank:

                                  TEXAS  COMMERCE BANK
                                  NATIONAL ASSOCIATION

                                  By:  /s/  F. HALL WEBB
                                     ------------------------------
                                            F. Hall Webb
                                         Senior Vice President

                                 Guarantors:

                                 AMERICAN ECOLOGY ENVIRONMENTAL
                                   SERVICES CORPORATION

                                 AMERICAN ECOLOGY INTERNATIONAL, INC.

                                 AMERICAN ECOLOGY MANAGEMENT
                                   CORPORATION

                                 AMERICAN ECOLOGY RECYCLE CENTER, INC.
                                 AMERICAN  ECOLOGY SERVICES

                                 TEXAS ECOLOGISTS, INC.

                                 TRANSTEC ENVIRONMENTAL, INC.

                                 US ECOLOGY, INC.

                                 WPI TRANSPORTATION, INC.

                                 WPI WASTE CARRIERS, INC.


                                 By:  /s/  EDMUND J. GORMAN
                                    -----------------------------
                                           Edmund J. Gorman
                                        Executive Vice President


                                 AMERICAN ECOLOGY SERVICES
                                 CORPORATION


                                 By:  /s/  EDMUND J. GORMAN
                                   -----------------------------
                                           Edmund J. Gorman
                                         Senior Vice President

                                                                   EXHIBIT 2.05A


                         FORM OF REVOLVING CREDIT NOTE


$8,000,000.00                                                      June 30, 1995


               FOR VALUE RECEIVED, the undersigned, AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), EIGHT MILLION and No/100 DOLLARS ($8,000,000.00) or so much thereof as may be advanced and outstanding on the Revolving Credit Note Maturity Date as defined in that certain Second Amended and Restated Credit Agreement dated effective as of even date herewith between the Company, certain of its subsidiaries and the Bank (the "Credit Agreement"). The terms defined therein and not otherwise defined herein being used herein as therein defined.

               The Company promises to pay interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, at such interest rates as are specified in the Credit Agreement. Both principal and interest are payable in same day funds in lawful money of the United States of America to the Bank at 712 Main Street, Houston, Texas, or at such other place as the Bank shall designate in writing to the Company.

               This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement. The obligations of the Company hereunder are guaranteed by the the Guaranty and are secured by the Security Agreement. The Credit Agreement, among other things, (a) provides for the making of the Revolving Credit Loan by the Bank to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

               The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, acceleration or or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

               This Note is executed in partial renewal and rearrangement, but not in extinguishment, of the indebtedness owing by the Company to the Bank under that certain Revolving Credit Note of the Borrower dated December 1, 1994 in the principal amount of $5,000,000.00 payable to the order of the Bank and that certain Term Note of the Borrower dated December 1, 1994 in the principal amount of $30,000,000.00 payable to the order of the Bank.

               THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                AMERICAN ECOLOGY CORPORATION



                                By:
                                   -------------------------------------
                                             Edmund J. Gorman
                                   President and Chief Operating Officer

                                                                   EXHIBIT 2.05B


                               FORM OF TERM NOTE


$27,000,000.00                                                     June 30, 1995


               FOR VALUE RECEIVED, the undersigned, AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), TWENTY-SEVEN MILLION and No/100 DOLLARS ($27,000,000.00) at the times and in the amounts set forth in that certain Second Amended and Restated Credit Agreement dated effective as of even date herewith between the Company, certain of its subsidiaries and the Bank (the "Credit Agreement"). The terms defined therein and not otherwise defined herein being used herein as therein defined. Any accrued unpaid interest and all unpaid principal shall be due and payable on the Term Note Maturity Date.

               The Company promises to pay interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, at such interest rates as are specified in the Credit Agreement. Both principal and interest are payable in same day funds in lawful money of the United States of America to the Bank at 712 Main Street, Houston, Texas, or at such other place as the Bank shall designate in writing to the Company.

               This Note is the Term Note referred to in, and is entitled to the benefits of, the Credit Agreement. The obligations of the Company hereunder are guaranteed by the the Guaranty and are secured by the Security Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Loan by the Bank to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

               The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, acceleration or or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

               This Note is executed in partial renewal and rearrangement, but not in extinguishment, of the indebtedness owing by the Company to the Bank under that certain Term Note of the Borrower dated December 1, 1994 in the principal amount of $30,000,000.00 payable to the orderof the Bank and that certain Revolving Credit Note of the Borrower dated December 1, 1994 in the principal amount of $5,000,000.00 payable to the order of the Bank.

               THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                AMERICAN ECOLOGY CORPORATION



                                By:
                                   -------------------------------------
                                             Edmund J. Gorman
                                   President and Chief Operating Officer

                                                                   EXHIBIT 2.05C


                        FORM OF FEE CAPITALIZATION NOTE


$2,000,000.00                                                      June 30, 1995


               FOR VALUE RECEIVED, the undersigned, AMERICAN ECOLOGY CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("Payee"), at 712 Main Street, Houston, Texas 77002, or such other place as the Payee may designate from time to time in writing, in lawful money of the United States of America, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), together with interest on said principal, or so much thereof as may be from time to time outstanding, at a rate per annum equal to the lesser of: (i) the Prime Rate plus one percent per annum and (ii) the maximum, non-usurious rate of interest (the "Highest Lawful Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher lawful rate and as to which Maker could not successfully assert a claim or defense of usury, and to the extent that the Highest Lawful Rate is determined by reference to the laws of the State of Texas, the Highest Lawful Rate shall be the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect. Upon the occurrence of a Default under the Credit Agreement (hereinafter defined), interest on the outstanding principal balance of this Note shall accure at the Highest Lawful Rate. The "Prime Rate" means, for any day, a fluctuating rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the prime rate most recently determined by Payee and thereafter entered in the minutes of Payee's Loan and Discount Committee, automatically fluctuating upward and downward with and at the times specified in each such determination without notice to Makers or any other person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. As of the date hereof, the outstanding principal balance owing under this Note is ONE MILLION AND NO/100 DOLLARS ($1,000,000.00); provided, such outstanding principal balance is subject to increase pursuant to the terms of the Credit Agreement (hereinafter defined).

               This Note shall be payable as follows: Interest due hereunder shall be payable monthly as it accrues on the 1st day of each month. All principal due hereunder shall be due and payable on the Maturity Date, as defined in that one certain Credit Agreement of even date herewith between Maker, as borrower, and the Payee, as Bank, concerning the extension of certain loans by Payee to Maker (the "Credit Agreement"); provided, the Payee may, at any time in its sole and absolute discretion, in lieu of accepting payment in cash, require a principal payment or prepayment hereunder to be made in the common stock of the Company (the "Common Stock") currently trading


                                                           Initial for ID
                                                                         ------
on the Nasdaq National Market, in the amount of the number of shares of Common Stock equal to the quotient of the outstanding principal balance to be paid or prepaid under this Note on the such payment date divided by $4.75. In the event Maker recapitalizes, reclassified its capital stock, merges with or into or consolidates with any other corporation, sells or transfers substantially all of its assets or otherwise changes its capital structure in such a way that the Common Stock is converted into the right to receive stock, securities or other property, then Payee may, in its sole and absolute discretion, require payment hereof to be made in such stock, securities or other property that Payee would have been entitled to receive had Payee owned the number of shares of Common Stock equal to the quotient of the outstanding principal balance owing under this Note immediately prior to such recapitalization, reclassification, merger, consolidation, sale, transfer or other change in capital structure divided by $4.75. Notwithstanding anything contained in the Credit Agreement, this Note may not be prepaid without the express written consent of Payee.

               This Note is the Fee Capitalization Note referred to in, and is entitled to the benefits of, the Credit Agreement. This Note evidences the obligations of the Company in respect of: (i) the unpaid fees due and owing under Sections 4.01(a) and (c) of the Credit Agreement; (ii) the option exercised by the Company to reduce the interest rate owing on the Term Loan, which amount is also unpaid; and (iii) any accrued, unpaid interest due under the terms of the Credit Agreement but capitalized as provided therein and included as principal hereunder. The obligations of the Company hereunder are guaranteed by the guaranty agreements contained in the Credit Agreement. The Credit Agreement, among other things (i) provides for the making of Loans by the Bank to the Company, certain of the Indebtedness of the Company to the Bank being evidenced by this Note, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, (iii) describes the collateral securing the Obligations thereunder and (iv) contains provisions for the limitation on the amount of interest to be paid such that no term of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

               Maker and Payee agree that: (i) this is not a separate lending transaction, but rather that this Note evidences obligations of the Company as described in the Credit Agreement and constitutes consideration for the waiver by Payee of the requirements contained therein and (ii) no funds have been advanced by Payee under this Fee Capitalization Note but that it is an element of the Obligations of the Company under the Credit Agreement and documentary evidence of the Company's duty to make payment in respect of its Obligations thereunder.

               The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.
                                                          Initial for ID
                                                                         ------

               This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas and any applicable laws of the United States of America.

               EXECUTED to be effective as of the day and year written above.

                                AMERICAN ECOLOGY CORPORATION



                                By:
                                   -------------------------------------
                                             Edmund J. Gorman
                                   President and Chief Operating Officer



                                                    Initial for ID
                                                                  ------

                                                                 EXHIBIT 7.01(c)


                          AMERICAN ECOLOGY CORPORATION
                           BORROWING BASE CERTIFICATE


            As of the end of                            , 199     :
                             ---------------------------     -----

(1)   (a)      Total Receivables                    $
                                                      ---------------

      (b)      Total Eligible Receivables           $
                                                      ---------------
(2)   Borrowing Base                                $
      (Line (1)(b) multiplied by .80 -                ---------------
      Never to exceed $8,000,000.00)


(3)   Total Loans Outstanding                       $
                                                      ---------------

(4)   Amount Available                              $
      (Line 2 minus Line 4                            ---------------
      never to exceed $8,000,000.00)


               The undersigned has prepared this Borrowing Base Certificate, responsive to the Second Amended and Restated Credit Agreement dated effective as of June 30, 1995 between the above named company and Texas Commerce Bank National Association and certain other parties, from the books and records of the company as of the date set forth above.


                                AMERICAN ECOLOGY CORPORATION


                                By:
                                   ---------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                      ------------------------------

                                                                 EXHIBIT 7.01(e)

                                   FORM OF
                            NO DEFAULT CERTIFICATE


               The undersigned, on behalf of the Company, hereby certifies and represents to the Bank that no Default or Event of Default has occurred under the Second Amended and Restated Credit Agreement (the "Credit Agreement") since the effective date thereof or the date of the delivery of the most recent of these Certificates, whichever is later, except as follows:





               The undersigned further certifies and represents to the Bank that the Company has no Subsidiaries that are not Guarantors of the Indebtedness of the Company to the Bank described in the Credit Agreement except for those Guarantors listed in Section 6.16 thereof and
                 .
- -----------------

               This certificate is delivered to you pursuant to Section 7.01(e) of the Credit Agreement with the understanding that you are relying hereon in making Loans thereunder.

                                Very truly yours,

                                AMERICAN ECOLOGY CORPORATION

                                By:
                                   ---------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                      ------------------------------

                                 Schedule 6.06


         None except as disclosed in the Company's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 1995.

                                 Schedule 6.13



         None except as disclosed in the Company's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 1995.

                                 Schedule 8.03



         None.

                                 Schedule 8.04



         None.